Exhibit (c)(5)

Confidential – Preliminary Draft as of January 29, 2003

Preliminary Valuation Status Report

PROJECT MUSTANG

January 29, 2003

Confidential – Preliminary Draft as of January 29, 2003

TABLE OF CONTENTS

Business and Financial Analysis

Preliminary Valuation Summary

Discounted Cash Flow Analysis

Comparable Trading Analysis

Comparable Transaction Analysis

i

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Executive Summary

•                  Mustang has retained Jefferies & Company, Inc. (“Jefferies”) as its financial advisor

•                  Jefferies’ due diligence to date includes:

•                  Reviewed the historical and projected operating results of the business

•                  Reviewed the existing capital structure

•                  Met with senior management

•                  Toured the Company’s facilities

•                  Conducted conference calls with TK

•                  Reviewed TK’s royalty agreement

•                  Developed future operating scenarios with direction from senior management

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Summary of Historical Operating Results

($ in Millions)

	Fiscal Year Ended March 31, (1)			FYE	LTM	FYE
	1999	2000	2001	Dec. 31, 2001(1)	Sept. 30, 2002	Dec. 31, 2002(2)
Net Revenues	$129.2	$141.1	$132.1	$106.2	$106.2	$103.9
Total Cost of Sales	44.9	53.1	55.7	60.2	61.3	54.8
Gross Profit	84.3	87.9	76.4	46.0	44.9	49.1
Gross Margin	65.2%	62.3%	57.9%	43.3%	42.2%	47.3%

Operating Expenses:
Selling and Marketing	33.2	35.3	29.7	28.6	24.9	23.5
General and Administrative	21.8	29.5	30.5	37.9	35.0	26.6
Write-down of Internet Business Assets	—	—	2.5	1.9	0.2	—
Total Operating Expense	55.0	64.8	62.8	68.5	60.1	50.1
Total Operating Expense as a % of Net Revenues	42.6%	45.9%	47.5%	64.5%	56.6%	48.2%
Adjusted EBITDA (3)	$31.7	$27.3	$22.2	$(13.8)	$(8.0)	$7.1
Adjusted EBIT (3)	29.2	23.1	16.2	(20.6)	(15.1)	(1.0)
Adjusted Free Cash Flow (3)(4)	23.7	14.6	14.4	(31.9)	(10.1)	5.8
Adjusted Net Income/(Loss)(5)	$18.4	$14.2	$10.1	$(14.1)	$(10.5)	$(0.4)
Diluted W.A. Shares Outstanding	13.744	13.198	13.247	13.201	13.217	13.221
Diluted EPS	$1.34	$1.07	$0.77	$(1.07)	$(0.80)	$(0.03)

Depreciation and Amortization	2.4	4.2	6.0	6.7	7.0	8.1
Capital Expenditures	8.0	12.7	7.8	18.0	2.1	1.2
Net Interest Expense (Income)(6)	(0.5)	(0.0)	(0.0)	(0.3)	(0.1)	(0.1)

(1)       On January 24, 2002, the Board of Directors of the Company changed the fiscal year to a calendar year effective December 31, 2001.

(2)       Projected results per Management.

(3)       Excludes write-down of Internet business assets.

(4)       Adjusted Free Cash Flow defined as Adjusted EBITDA less capital expenditures.

(5)       Excludes tax benefit from closure of subsidiaries, gain on sale of Company-owned stores, and write-down of Internet business assets, net of assumed 40% tax rate.

(6)       Net Interest Expense defined as total interest expense less interest income.

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Summary of Management Projections (Status Quo Scenario)

($ in Millions)

	Projected	Projected 3 months Ending				Projected	Projected Year Ending December 31,
	2002	3/31/03	6/30/03	9/30/03	12/31/03	2003	2004	2005	2006(1)	2007(1)	2008(1)	2009(1)
Net Revenues	$103.9	$27.4	$23.7	$27.2	$38.8	$117.1	$125.8	$135.2	$146.0	$157.7	$169.5	$182.2
Total Cost of Sales	54.8	12.6	10.8	11.7	16.1	51.2	54.1	56.8	68.6	74.1	79.7	85.6
Gross Profit	49.1	14.8	12.8	15.5	22.7	65.8	71.7	78.4	77.4	83.6	89.8	96.6
Depreciation & Amortization	8.1	1.2	1.2	1.2	1.2	4.8	4.8	4.8	4.8	4.8	4.8	4.8
Total Operating Expenses (incl. D&A)	50.1	12.6	12.5	12.0	13.2	50.3	54.4	58.5	63.1	68.2	73.3	78.8
EBIT	(1.0)	2.2	0.3	3.5	9.4	15.5	17.3	19.9	14.2	15.4	16.5	17.8
Net Interest/Other Expense (Income)	(0.3)	(0.1)	(0.2)	(0.2)	(0.2)	(0.7)	(0.3)	(0.4)	(0.6)	(0.7)	(0.8)	(1.0)
Pre-Tax Income	(0.7)	2.3	0.5	3.7	9.6	16.2	17.6	20.4	14.8	16.1	17.4	18.7
Total Tax (Benefit)/Expense	(0.3)	1.0	0.2	1.5	3.9	6.6	7.3	8.5	6.1	6.7	7.2	7.8
Net Income	$(0.4)	$1.4	$0.3	$2.2	$5.7	$9.6	$10.3	$11.9	$8.7	$9.4	$10.2	$11.0
Basic Shares (000s)	13.221	13.221	13.221	13.221	13.221	13.221	13.221	13.221	13.221	13.221	13.221	13.221
EPS	$(0.03)	$0.10	$0.02	$0.17	$0.43	$0.72	$0.78	$0.90	$0.66	$0.71	$0.77	$0.83

EBITDA	$7.1	$3.4	$1.5	$4.7	$10.7	$20.3	$22.1	$24.7	$19.0	$20.2	$21.3	$22.6
CAPEX	1.2	1.5	0.0	0.3	—	1.8	2.5	2.5	2.5	2.5	2.5	2.5
Free Cash Flow(2)	5.8	1.9	1.5	4.4	10.7	18.6	19.6	22.2	16.5	17.7	18.8	20.1

(1) Results include increased royalties equal to 10% of gross revenues.

(2) Free Cash Flow defined as EBITDA less CAPEX.

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Operating Growth and Margins (Status Quo Scenario)

	Fiscal Year Ended March 31, (1)			FYE	Fiscal Year Ending December 31,
	1999	2000	2001	12/31/01(1)	2002	2003	2004	2005	2006	2007	2008	2009
Growth
Net Revenues	—	9.2%	-6.4%	-19.6%	-2.2%	12.7%	7.5%	7.5%	8.0%	8.0%	7.5%	7.5%
Gross Profit	—	4.3%	-13.1%	-39.9%	6.8%	34.1%	8.9%	9.4%	-1.3%	8.0%	7.5%	7.5%
EBITDA	—	-13.8%	-18.7%	-162.4%	151.1%	187.8%	8.6%	12.0%	-23.1%	6.0%	5.7%	5.8%
EBIT	—	-20.9%	-29.9%	-227.1%	95.2%	1676.3%	11.3%	15.3%	-28.6%	8.0%	7.5%	7.5%
Net Income	—	-22.9%	-28.4%	-239.4%	97.1%	2418.9%	7.6%	15.9%	-27.3%	8.5%	8.0%	7.9%

Margins (% of Revenue)
Gross Profit	65.2%	62.3%	57.9%	43.3%	47.3%	56.2%	57.0%	58.0%	53.0%	53.0%	53.0%	53.0%
EBITDA	24.5%	19.4%	16.8%	-13.0%	6.8%	17.4%	17.6%	18.3%	13.0%	12.8%	12.6%	12.4%
EBIT	22.6%	16.4%	12.3%	-19.4%	-0.9%	13.3%	13.7%	14.7%	9.7%	9.7%	9.7%	9.7%
Net Income	14.2%	10.0%	7.7%	-13.3%	-0.4%	8.2%	8.2%	8.8%	5.9%	6.0%	6.0%	6.0%

(1)       On January 24, 2002, the Board of Directors of the Company changed the fiscal year to a calendar year effective December 31, 2001.

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Discussion of Projections (Status Quo Scenario)

•                  Operating results for FY 2003 through FY 2009 have been prepared by Management

•                  FY 2003 is a turn-around year

•                  Revenue is projected to grow 12.7% year-over-year

•                  Gross Profit is projected to grow 34.1% year-over-year

•                  Operating expenses as a percent of net revenues are projected to decrease from 48.2% to 43.0%

•                  EBITDA margins are projected to improve from 6.8% to 17.4% year-over-year

•                  Management assumes the continuation of TK’s royalty at 5% of gross revenue

•                  Management assumes increasing margins through 2004

•                  Management assumes compound annual growth rates (CAGR’s) between FY 2002 and FY 2009 of the following:

•                  Revenues: 8.4%

•                  Gross Profit: 11.6%

•                  EBITDA: 23.9%

•                  In light of recent conversations with Management and TK, the projections appear aggressive yet feasible based on the following:

(i)                                  New Management

(ii)                               Decreased cost of goods sold

(iii)                            Decreased rent expense

(iv)                           Decreased SG&A expense

(v)                              Improved MIS technology

(vi)                           Development of alternate revenue sources

•                  Current contract with TK would appear to run through 2008

•                  We believe it would be prudent to revise this contract to be more in line with market rates for creative talent

•                  This simple adjustment is a means to solidify TK’s relationship with the Company and increase the likelihood of a contract renewal in 2009

•                  We have increased TK’s royalty to 10% of gross revenues beginning in year 2006

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Summary of Capitalization

($ in Millions)

	As of September 30, 2002
	Book Value		Market	Market Value		As of December 31, 2002E
						Book Value
	$	%	Price (1)	$	%	$	%
Cash
Cash and Cash Equivalents	$16.2			$16.2		$21.1
Restricted Cash	2.0			2.0		—
Total Cash	$18.2			$18.2		$21.1

Debt
Bank Line of Credit	$—	0.0%		$—	0.0%	$—	0.0%
Convertible Notes Payable to Related Party(2)	1.2	1.9%		1.2	2.9%	—	0.0%
Total Debt	1.2	1.9%		1.2	2.9%	—	0.0%
Stockholders’ Equity	62.3	98.1%	$2.99	39.5	97.1%	64.5	100.0%
Total Capitalization	$63.5	100.0%		$40.7	100.0%	$64.5	100.0%

(1) Market price as of January 29, 2003.

(2) Convertible Notes Payable to Related Party were repaid in October 2002.

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Mustang Price/Volume Graph Since January 1, 2002

$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Price
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
Volume
Current Price: $2.99
2-Jan-02
14-Jan-02
25-Jan-02
6-Feb-02
19-Feb-02
1-Mar-02
13-Mar-02
25-Mar-02
5-Apr-02
17-Apr-02
29-Apr-02
9-May-02
21-May-02
3-Jun-02
13-Jun-02
25-Jun-02
8-Jul-02
18-Jul-02
30-Jul-02
9-Aug-02
21-Aug-02
3-Sep-02
13-Sep-02
25-Sep-02
7-Oct-02
17-Oct-02
29-Oct-02
8-Nov-02
20-Nov-02
3-Dec-02
13-Dec-02
26-Dec-02
8-Jan-03
21-Jan-03

Confidential – Preliminary Draft as of January 29, 2003

BUSINESS AND FINANCIAL ANALYSIS

Mustang Price/Volume Graph Since January 1, 1998

Confidential – Preliminary Draft as of January 29, 2003

PRELIMINARY VALUATION SUMMARY

Confidential – Preliminary Draft as of January 29, 2003

PRELIMINARY VALUATION SUMMARY

Overview

•                  We considered the following valuation techniques

•                  Discounted cash flow analysis

•                  Selected comparable trading multiples

•                  Selected comparable transaction multiples

•                  Six-year discounted cash flow analysis

•                  Free cash flow generated through remainder of TK’s existing royalty agreement

•                  Of 120 studio works required, 63 have been completed (57 remaining)

•                  Annual output range: 10-12 studio works

•                  Royalty agreement expires in approximately six years (2008)

•                  Terminal value based on value of ongoing business beyond 2008

•                  Applied a multiple of cash flow to 2009 EBITDA

•                  Four scenarios modeled for ongoing business beyond 2008 and assigned probabilities based on Jefferies’ preliminary opinion of likelihood

•                  Comparable company and transaction analysis is complicated by a lack of truly similar companies

•                  The universe was expanded to include companies of comparable brand awareness, manufacturing / production capabilities and artist royalty arrangements

Confidential – Preliminary Draft as of January 29, 2003

PRELIMINARY VALUATION SUMMARY

Enterprise Value Range(1)

($ in Millions)

(1)       For Trading: 2002E and 2003E EBITDA and Transaction: 2002E EBITDA, range is defined as the median enterprise value per the analyses plus or minus 20%.

Confidential – Preliminary Draft as of January 29, 2003

PRELIMINARY VALUATION SUMMARY

Price Per Share Range(1)

(1)       For Trading: 2002E and 2003E EBITDA and Transaction: 2002E EBITDA, range is defined as the share price derived from the median enterprise value per the analyses plus or minus 20%.

Confidential – Preliminary Draft as of January 29, 2003

PRELIMINARY VALUATION SUMMARY

Purchase Price Ratio Analysis

($ in Millions, except per share data)

		Current Price		Offer Price per Share
Share Price		$2.99		$3.50		$4.00		$4.50		$5.00		$5.50		$6.00		$6.50		$7.00
Premium		0.0%		17.1%		33.8%		50.5%		67.2%		83.9%		100.7%		117.4%		134.1%
Nominal Shares Outstanding		13.2		13.2		13.2		13.2		13.2		13.2		13.2		13.2		13.2
Options (per Treasury Stock Method)		0.0		0.0		0.0		0.1		0.1		0.2		0.2		0.3		0.3
Total Shares Outstanding		13.2		13.2		13.3		13.3		13.3		13.4		13.5		13.5		13.5
Equity Value		39.5		46.3		53.1		59.8		66.7		73.8		80.8		87.8		94.8
Net Debt (as of 12/31/02)		$(21.1)		$(21.1)		$(21.1)		$(21.1)		$(21.1)		$(21.1)		$(21.1)		$(21.1)		$(21.1)
Transaction Value		$18.4		$25.2		$31.9		$38.7		$45.6		$52.6		$59.6		$66.7		$73.7

	Operating Results
Equity Value as a Multiple of:
EPS
2003E	$0.72	4.1	x	4.8	x	5.5	x	6.2	x	6.9	x	7.6	x	8.3	x	9.0	x	9.7	x

Transaction Value as a Multiple of:
Revenue
FY2002E	$103.9	0.2	x	0.2	x	0.3	x	0.4	x	0.4	x	0.5	x	0.6	x	0.6	x	0.7	x
FY2003E	$117.1	0.2	x	0.2	x	0.3	x	0.3	x	0.4	x	0.4	x	0.5	x	0.6	x	0.6	x
EBITDA
FY2002E	$7.1	2.6	x	3.6	x	4.5	x	5.5	x	6.5	x	7.4	x	8.4	x	9.4	x	10.4	x
FY2003E	$20.3	0.9	x	1.2	x	1.6	x	1.9	x	2.2	x	2.6	x	2.9	x	3.3	x	3.6	x

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Overview

•                  The Discounted Cash Flow Analysis calculates the net present value of Mustang’s future free cash flow and terminal value

•                  For our purposes we took the present value of the cash flow generated from 2003 - 2008

•                  The free cash flow generated through 2008 reflects TK’s existing royalty agreement, as adjusted in 2006

•                  Four scenarios were modeled for the ongoing business beyond 2008 for purposes of calculating a terminal value

	Scenario 1	Scenario 2	Scenario 3	Scenario 4
Description:	Status quo. TK renews royalty agreement in 2008 with Mustang at terms that mirror the existing contract, as adjusted in 2006.	TK renews adjusted royalty agreement in 2008 with Mustang at higher terms.	TK does not renew the adjusted royalty agreement with Mustang. 2009E + sales are impacted by the loss of new artwork (50% decrease in product, freight and finance revenues).

TK does not renew the adjusted royalty agreement with Mustang. 2009E + sales are impacted by the loss of new artwork and the reduced customer traffic thus impacting sales of previously produced products.

Terms of New Contract (2009)

Term:	10 years	10 years	NA	NA
Royalty:	10.0% of new revenues	17.5% of new revenues	NA	NA

Projections ($ in millions)

2003E – 2008E	Status quo	Status quo	Status quo	Status quo
2009E +	Status quo	Status quo except for royalty fees	50% decrease in certain revenues	60% decrease in all revenues
2009E Revenue	$182.2	$182.2	$102.2	$72.9
2009E EBITDA	$22.6	$15.7	$13.5	$10.1

DISCOUNTED CASH FLOW ANALYSIS

Confidential – Preliminary Draft as of January 29, 2003

Overview (cont'd.)

($ in Millions)

•                  The terminal value in 2008 is derived by applying a multiple of cash flow to 2009 EBITDA

•                  The following tables outline the potential terminal values based on scenarios 1 through 4 at various multiples and discount rates

	Multiple of 2009E EBITDA ($22.6 million)
Scenario 1	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$48.8	$53.7	$58.5	$63.4	$68.3
16.25%	45.7	50.3	54.9	59.4	64.0
17.50%	42.9	47.2	51.4	55.7	60.0
18.75%	40.2	44.3	48.3	52.3	56.3
20.00%	37.8	41.6	45.3	49.1	52.9

	Multiple of 2009E EBITDA ($15.7 million)
Scenario 2	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$34.0	$37.4	$40.8	$44.2	$47.6
16.25%	31.9	35.1	38.2	41.4	44.6
17.50%	29.9	32.9	35.9	38.9	41.8
18.75%	28.1	30.9	33.7	36.5	39.3
20.00%	26.3	29.0	31.6	34.2	36.9

	Multiple of 2009E EBITDA ($13.5 million)
Scenario 3	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$17.6	$20.5	$23.4	$26.3	$29.3
16.25%	16.5	19.2	21.9	24.7	27.4
17.50%	15.4	18.0	20.6	23.2	25.7
18.75%	14.5	16.9	19.3	21.7	24.1
20.00%	13.6	15.9	18.1	20.4	22.7

	Multiple of 2009E EBITDA ($10.1 million)
Scenario 4	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$13.2	$15.3	$17.5	$19.7	$21.9
16.25%	12.3	14.4	16.4	18.5	20.5
17.50%	11.6	13.5	15.4	17.3	19.3
18.75%	10.8	12.7	14.5	16.3	18.1
20.00%	10.2	11.9	13.6	15.3	17.0

•                  The discount rate assumed is based on the Company’s weighted average cost of capital, calculated at 14.5%

•                  The weighted average cost of capital for the comparable company universe ranges from 9.9% - 13.6%

•                  A premium to the Company’s WACC was applied in order to develop a discount rate range due to the following considerations:

(i)                                     Aggressive assumptions

(ii)                                  Unpredictable nature of creative resources

(iii)                               Dependence on single vendor of product

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 1

	Projected FYE December 31,
	2003	2004	2005	2006	2007	2008	2009
Revenue	$117.1	$125.8	$135.2	$146.0	$157.7	$169.5	$182.2
EBITDA	20.3	22.1	24.7	19.0	20.2	21.3	22.6
Less: Depreciation and Amortization	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)
EBIT	15.5	17.3	19.9	14.2	15.4	16.5	17.8
Less: Taxes @ 41.5%	(6.4)	(7.2)	(8.3)	(5.9)	(6.4)	(6.9)	(7.4)
Unlevered Net Income	9.1	10.1	11.7	8.3	9.0	9.7	10.4
Plus: Depreciation & Amortization	4.8	4.8	4.8	4.8	4.8	4.8	4.8
Less: Capital Expenditures	(1.8)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)
Less: Changes in Working Capital	(9.5)	(1.3)	5.7	(1.0)	0.9	0.8	0.9

Unlevered Free Cash Flow	$2.6	$11.2	$19.7	$9.6	$12.2	$12.8	$13.6

	Discounted Cash Flows (2003E-2008E)	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate		5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x
15.00%	$40.7	$48.8	$53.7	$58.5	$63.4	$68.3	$89.5	$94.4	$99.3	$104.1	$109.0
16.25%	39.2	45.7	50.3	54.9	59.4	64.0	84.9	89.5	94.1	98.6	103.2
17.50%	37.8	42.9	47.2	51.4	55.7	60.0	80.6	84.9	89.2	93.5	97.8
18.75%	36.4	40.2	44.3	48.3	52.3	56.3	76.6	80.7	84.7	88.7	92.7
20.00%	35.1	37.8	41.6	45.3	49.1	52.9	72.9	76.7	80.5	84.2	88.0

	Net Debt @ 12/31/02	Total Equity Value					Equity Value per Share
Discount Rate		5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x

15.00%	$(21.1)	$110.6	$115.5	$120.4	$125.3	$130.1	$8.13	$8.47	$8.82	$9.16	$9.51
16.25%	(21.1)	106.0	110.6	115.2	119.8	124.3	7.80	8.13	8.45	8.77	9.10
17.50%	(21.1)	101.8	106.1	110.3	114.6	118.9	7.50	7.80	8.11	8.41	8.71
18.75%	(21.1)	97.8	101.8	105.8	109.8	113.9	7.21	7.50	7.79	8.07	8.36
20.00%	(21.1)	94.0	97.8	101.6	105.4	109.2	6.95	7.21	7.48	7.75	8.02

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 2

	Projected FYE December 31,
	2003	2004	2005	2006	2007	2008	2009
Revenue	$117.1	$125.8	$135.2	$146.0	$157.7	$169.5	$182.2
EBITDA	20.3	22.1	24.7	19.0	20.2	21.3	15.7
Less: Depreciation and Amortization	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)
EBIT	15.5	17.3	19.9	14.2	15.4	16.5	10.9
Less: Taxes @ 41.5%	(6.4)	(7.2)	(8.3)	(5.9)	(6.4)	(6.9)	(4.5)
Unlevered Net Income	9.1	10.1	11.7	8.3	9.0	9.7	6.4
Plus: Depreciation & Amortization	4.8	4.8	4.8	4.8	4.8	4.8	4.8
Less: Capital Expenditures	(1.8)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)
Less: Changes in Working Capital	(9.5)	(1.3)	5.7	(1.0)	0.9	0.8	(2.0)

Unlevered Free Cash Flow	$2.6	$11.2	$19.7	$9.6	$12.2	$12.8	$6.7

	Discounted Cash Flows (2003E-2008E)	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate		5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x
15.00%	$40.7	$34.0	$37.4	$40.8	$44.2	$47.6	$74.7	$78.1	$81.5	$84.9	$88.3
16.25%	39.2	31.9	35.1	38.2	41.4	44.6	71.1	74.3	77.5	80.6	83.8
17.50%	37.8	29.9	32.9	35.9	38.9	41.8	67.7	70.6	73.6	76.6	79.6
18.75%	36.4	28.1	30.9	33.7	36.5	39.3	64.5	67.3	70.1	72.9	75.7
20.00%	35.1	26.3	29.0	31.6	34.2	36.9	61.5	64.1	66.7	69.4	72.0

	Net Debt @ 12/31/02	Total Equity Value					Equity Value per Share
Discount Rate		5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x

15.00%	$(21.1)	$95.9	$99.3	$102.7	$106.1	$109.5	$7.08	$7.32	$7.56	$7.80	$8.04
16.25%	(21.1)	92.2	95.4	98.6	101.8	105.0	6.81	7.04	7.27	7.50	7.72
17.50%	(21.1)	88.8	91.8	94.8	97.8	100.7	6.57	6.78	7.00	7.21	7.42
18.75%	(21.1)	85.6	88.4	91.2	94.0	96.8	6.34	6.54	6.74	6.94	7.14
20.00%	(21.1)	82.6	85.2	87.9	90.5	93.1	6.13	6.32	6.51	6.69	6.88

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 3

	Projected FYE December 31,
	2003	2004	2005	2006	2007	2008	2009
Revenue	$117.1	$125.8	$135.2	$146.0	$157.7	$169.5	$102.2
EBITDA	20.3	22.1	24.7	19.0	20.2	21.3	13.5
Less: Depreciation and Amortization	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)
EBIT	15.5	17.3	19.9	14.2	15.4	16.5	8.7
Less: Taxes @ 41.5%	(6.4)	(7.2)	(8.3)	(5.9)	(6.4)	(6.9)	(3.6)
Unlevered Net Income	9.1	10.1	11.7	8.3	9.0	9.7	5.1
Plus: Depreciation & Amortization	4.8	4.8	4.8	4.8	4.8	4.8	4.8
Less: Capital Expenditures	(1.8)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)
Less: Changes in Working Capital	(9.5)	(1.3)	5.7	(1.0)	0.9	0.8	12.4

Unlevered Free Cash Flow	$2.6	$11.2	$19.7	$9.6	$12.2	$12.8	$19.8

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(2003E-2008E)	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x
15.00%	$40.7	$17.6	$20.5	$23.4	$26.3	$29.3	$58.3	$61.2	$64.1	$67.1	$70.0
16.25%	39.2	16.5	19.2	21.9	24.7	27.4	55.7	58.4	61.1	63.9	66.6
17.50%	37.8	15.4	18.0	20.6	23.2	25.7	53.2	55.8	58.3	60.9	63.5
18.75%	36.4	14.5	16.9	19.3	21.7	24.1	50.9	53.3	55.7	58.1	60.6
20.00%	35.1	13.6	15.9	18.1	20.4	22.7	48.7	51.0	53.3	55.5	57.8

	Net Debt @ 12/31/02	Total Equity Value					Equity Value per Share
Discount Rate		3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x

15.00%	$(21.1)	$79.4	$82.3	$85.3	$88.2	$91.1	$5.90	$6.11	$6.32	$6.53	$6.74
16.25%	(21.1)	76.8	79.5	82.3	85.0	87.8	5.72	5.91	6.11	6.30	6.50
17.50%	(21.1)	74.3	76.9	79.5	82.1	84.6	5.54	5.72	5.91	6.09	6.27
18.75%	(21.1)	72.0	74.4	76.9	79.3	81.7	5.38	5.55	5.72	5.89	6.06
20.00%	(21.1)	69.9	72.1	74.4	76.7	78.9	5.22	5.38	5.54	5.71	5.87

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 4

	Projected FYE December 31,
	2003	2004	2005	2006	2007	2008	2009
Revenue	$117.1	$125.8	$135.2	$146.0	$157.7	$169.5	$72.9
EBITDA	20.3	22.1	24.7	19.0	20.2	21.3	10.1
Less: Depreciation and Amortization	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)
EBIT	15.5	17.3	19.9	14.2	15.4	16.5	5.3
Less: Taxes @ 41.5%	(6.4)	(7.2)	(8.3)	(5.9)	(6.4)	(6.9)	(2.2)
Unlevered Net Income	9.1	10.1	11.7	8.3	9.0	9.7	3.1
Plus: Depreciation & Amortization	4.8	4.8	4.8	4.8	4.8	4.8	4.8
Less: Capital Expenditures	(1.8)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)	(2.5)
Less: Changes in Working Capital	(9.5)	(1.3)	5.7	(1.0)	0.9	0.8	13.3

Unlevered Free Cash Flow	$2.6	$11.2	$19.7	$9.6	$12.2	$12.8	$18.7

	Discounted Cash Flows (2003E-2008E)	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate		3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x
15.00%	$40.7	$13.2	$15.3	$17.5	$19.7	$21.9	$53.9	$56.1	$58.3	$60.4	$62.6
16.25%	39.2	12.3	14.4	16.4	18.5	20.5	51.5	53.6	55.6	57.7	59.7
17.50%	37.8	11.6	13.5	15.4	17.3	19.3	49.3	51.3	53.2	55.1	57.0
18.75%	36.4	10.8	12.7	14.5	16.3	18.1	47.3	49.1	50.9	52.7	54.5
20.00%	35.1	10.2	11.9	13.6	15.3	17.0	45.3	47.0	48.7	50.4	52.1

	Net Debt @ 12/31/02	Total Equity Value					Equity Value per Share
Discount Rate		3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x

15.00%	$(21.1)	$75.0	$77.2	$79.4	$81.6	$83.8	$5.59	$5.74	$5.90	$6.06	$6.21
16.25%	(21.1)	72.7	74.7	76.8	78.8	80.9	5.42	5.57	5.71	5.86	6.01
17.50%	(21.1)	70.5	72.4	74.3	76.2	78.2	5.26	5.40	5.54	5.68	5.81
18.75%	(21.1)	68.4	70.2	72.0	73.8	75.6	5.12	5.25	5.37	5.50	5.63
20.00%	(21.1)	66.4	68.1	69.8	71.5	73.2	4.98	5.10	5.22	5.34	5.46

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Summary of Discounted Cash Flow Analysis

•                  The following tables outline the per share equity values corresponding to scenarios 1 through 4:

	Multiple of 2009E EBITDA ($22.6 million)
Scenario 1	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$8.13	$8.47	$8.82	$9.16	$9.51
16.25%	7.80	8.13	8.45	8.77	9.10
17.50%	7.50	7.80	8.11	8.41	8.71
18.75%	7.21	7.50	7.79	8.07	8.36
20.00%	6.95	7.21	7.48	7.75	8.02

	Multiple of 2009E EBITDA ($15.7 million)
Scenario 2	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$7.08	$7.32	$7.56	$7.80	$8.04
16.25%	6.81	7.04	7.27	7.50	7.72
17.50%	6.57	6.78	7.00	7.21	7.42
18.75%	6.34	6.54	6.74	6.94	7.14
20.00%	6.13	6.32	6.51	6.69	6.88

	Multiple of 2009E EBITDA ($13.5 million)
Scenario 3	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$5.90	$6.11	$6.32	$6.53	$6.74
16.25%	5.72	5.91	6.11	6.30	6.50
17.50%	5.54	5.72	5.91	6.09	6.27
18.75%	5.38	5.55	5.72	5.89	6.06
20.00%	5.22	5.38	5.54	5.71	5.87

	Multiple of 2009E EBITDA ($10.1 million)
Scenario 4	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$5.59	$5.74	$5.90	$6.06	$6.21
16.25%	5.42	5.57	5.71	5.86	6.01
17.50%	5.26	5.40	5.54	5.68	5.81
18.75%	5.12	5.25	5.37	5.50	5.63
20.00%	4.98	5.10	5.22	5.34	5.46

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Summary of Discounted Cash Flow Analysis (cont'd.)

($ in Millions, except per share values)

•                  Jefferies based the following probabilities of each of scenarios 1 through 4 on conversations with Management and TK:

	Scenario
	1	2	3	4
Probability	5.0%	50.0%	25.0%	20.0%

•      These probabilities result in the following enterprise values for Mustang:

	Multiple of 2009E EBITDA (Scenarios 1,2 / 3,4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$67.2	$70.3	$73.4	$76.5	$79.6
16.25%	64.0	66.9	69.8	72.8	75.7
17.50%	61.0	63.8	66.5	69.2	72.0
18.75%	58.2	60.8	63.4	65.9	68.5
20.00%	55.6	58.0	60.4	62.9	65.3

•      Which equate to the following range of values per share:

	Multiple of 2009E EBITDA (Scenarios 1,2 / 3,4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$6.54	$6.76	$6.98	$7.20	$7.43
16.25%	6.31	6.52	6.73	6.94	7.14
17.50%	6.10	6.29	6.49	6.68	6.88
18.75%	5.90	6.08	6.27	6.45	6.63
20.00%	5.71	5.89	6.06	6.23	6.40

Confidential – Preliminary Draft as of January 29, 2003

DISCOUNTED CASH FLOW ANALYSIS

Weighted Average Cost of Capital

		Mustang Value
	Symbol		ATN	DFS	FUSA	JAKK	MSO	MVL	RL	RACN	TOPP
Inputs:
Risk-free Interest Rate (LT-treasury rate)(1)	Rf	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%
Market Risk Premium(2)	Rm	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%
Market Cap Risk Premium(3)	Rp	3.3%	0.0%	3.3%	3.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Unlevered Asset Beta of Comparables(4)	Ba	0.93	0.89	0.95	0.93	0.92	0.89	0.95	0.93	0.92	0.94
Comparables Tax Rate	t	39.3%	39.7%	39.7%	39.4%	39.4%	39.3%	39.4%	39.8%	39.4%	39.4%
Weight of Equity of Measured Company	Wem	100.0%	88.9%	63.4%	93.5%	100.0%	100.0%	84.1%	86.2%	88.3%	100.0%
Weight of Debt of Measured Company	Wdm	0.0%	11.1%	36.6%	6.5%	0.0%	0.0%	15.9%	13.8%	11.7%	0.0%
Weight of Equity of Comparables(4)	We	88.9%	90.2%	93.4%	90.1%	88.9%	88.9%	90.9%	90.6%	90.3%	88.9%
Weight of Debt of Comparables(4)	Wd	11.1%	9.8%	6.6%	9.9%	11.1%	11.1%	9.1%	9.4%	9.7%	11.1%
Levered Equity Beta of Comparables (Ba*(1+(Wd/We*(1-t)))	Be	1.01	0.95	1.00	0.99	0.99	0.96	1.01	0.99	0.98	1.02

Cost of Equity:
Levered Equity Beta of Measured Company	Bem	0.87	1.30	0.96	0.63	1.00	1.20	0.79	0.96	1.07	0.79
Multiply: Market Risk Premium	Rm	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%	7.4%
Industry Risk Premium		6.4%	9.6%	7.1%	4.7%	7.4%	8.9%	5.8%	7.1%	7.9%	5.8%
Plus: Risk-Free Interest Rate	Rf	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%
Plus: Micro-Cap Risk Premium	Rp	3.3%	0.0%	3.3%	3.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Cost of Equity (Rf+Rp+Bem*(Rm))	Ke	14.5%	14.3%	15.1%	12.7%	12.1%	13.6%	10.6%	11.8%	12.6%	10.6%

Pre-tax cost of debt(5)	Kd	0.0%	5.1%	4.2%	5.3%	6.0%	0.0%	11.2%	5.7%	5.3%	0.0%
Multiply:Tax Rate	t	41.5%	38.0%	38.0%	40.0%	40.0%	41.0%	40.0%	36.5%	40.0%	40.0%
Cost of Debt (Kd*(1-t))		0.0%	3.2%	2.6%	3.2%	3.6%	0.0%	6.7%	3.6%	3.2%	0.0%

Calculation WACC:
WACC ((Ke*Wem)+((Kd*(1-t))*Wdm))		14.5%	13.1%	10.5%	12.1%	12.1%	13.6%	9.9%	10.7%	11.5%	10.6%
Average WACC (Excluding Mustang)		11.6%

(1)          Based on approximate 30-year Treasury rate.

(2)          Long-horizon equity risk premium per Ibbotson Associates.

(3)          Micro-cap equity size premium per Ibbotson Associates.  Accounts for the greater risks associated with micro-cap stocks (defined by Ibbotson as having a market capitalization less than $192 million) relative to large capitalization stocks.

(4)          Based on mean of comps and excludes comparables with less than 10,000 shares traded on average per day over the previous 3 months.

(5)          Based on average cost of debt.

Confidential – Preliminary Draft as of January 29, 2003

COMPARABLE TRADING ANALYSIS

Confidential – Preliminary Draft as of January 29, 2003

COMPARABLE TRADING ANALYSIS

Overview

•                  The Comparable Trading Analysis utilizes multiples derived from comparable publicly traded companies to develop a value for Mustang

•                  We included the following companies in the comparable universe:

•                  Action Performance Companies, Inc. (ATN)

•                  Department 56, Inc. (DFS)

•                  Fotoball USA, Inc. (FUSA)

•                  JAKK’s Pacific, Inc. (JAKK)

•                  Martha Stewart Living Omnimedia, Inc. (MSO)

•                  Marvel Enterprises, Inc. (MVC)

•                  Polo Ralph Lauren Corporation (RL)

•                  Racing Champions Ertl. Corporation (RACN)

•                  The Topps Company, Inc. (TOPP)

Note:  Marvel and Polo Ralph Lauren have been included for information purposes only and have been excluded from the comparison due to size.

Confidential – Preliminary Draft as of January 29, 2003

COMPARABLE TRADING ANALYSIS

Comparable Trading Valuation

($ in Millions, except per share data)

	Stock	% of 52-				Enterprise Value as a Multiple of:
	Price	Week	Equity	Enterprise	LTM	Revenue						EBITDA						Price/EPS
Company	1/29/2003	High	Value	Value	Revenue	LTM		2002E		2003E		LTM		2002E		2003E		LTM		2002E		2003E
			($mm)	($mm)	($mm)

Action Performance Companies, Inc.	$17.60	33.9%	$323.1	$297.4	$406.9	0.7	x	N/A	x	0.6	x	3.0	x	N/A	x	N/A	x	7.2	x	N/A	x	5.6	x
Department 56, Inc.	11.85	59.3%	156.1	242.6	206.9	1.2		N/A		N/A		4.9		N/A		N/A		6.4		N/A		N/A
Fotoball USA, Inc.	3.83	66.6%	14.9	11.9	44.2	0.3		N/A		N/A		4.2		N/A		N/A		12.7		N/A		N/A
JAKKs Pacific, Inc.	12.20	51.5%	303.5	208.4	303.0	0.7		0.7		0.6		4.4		3.9		3.3		7.9		7.3		6.6
Martha Stewart Living Omnimedia, Inc.	9.70	46.3%	489.4	318.7	307.2	1.0		1.1		0.9		7.3		8.0		3.6		23.6		31.3		22.0
Marvel Enterprises, Inc.	11.05	99.0%	816.5	916.0	262.1	3.5		3.2		4.3		15.2		11.4		10.2		38.4		32.8		19.7
Polo Ralph Lauren Corporation	20.94	67.9%	2,167.7	2,159.2	2,358.0	0.9		0.9		0.9		6.1		5.5		4.9		12.5		11.1		9.7
Racing Champions Ertl Corporation	11.80	51.6%	204.1	212.3	217.4	1.0		1.0		0.9		4.2		4.1		N/A		8.0		8.4		7.2
The Topps Company, Inc.	8.85	80.0%	371.3	253.1	287.2	0.9		0.9		0.8		10.5		8.9		7.7		22.2		22.1		17.7
Mustang (1)	$2.99	66.4%	$39.5	$18.4	$106.2	0.2	x	0.2	x	0.2	x	N/M	x	2.6	x	0.9	x	N/M	x	N/M	x	4.1	x

Multiple Analysis:
Mean						0.8	x	0.9	x	0.8	x	5.5	x	6.3	x	4.9	x	12.6	x	17.3	x	11.8	x
Median						0.9		0.9		0.8		4.4		6.1		3.6		8.0		15.2		7.2
High						1.2		1.1		0.9		10.5		8.9		7.7		23.6		31.3		22.0
Low						0.3		0.7		0.6		3.0		3.9		3.3		6.4		7.3		5.6

Note: Marvel and Polo have been included for informational purposes only and have been excluded from the multiple analysis due to their size.

(1) Mustang net debt projected as of 12/31/02.

Confidential – Preliminary Draft as of January 29, 2003

COMPARABLE TRADING ANALYSIS

Comparable Trading Valuation (cont'd.)

($ in Millions, except per share data)

	Revenue						EBITDA						Price/EPS
	LTM		2002E		2003E		LTM		2002E		2003E		LTM		2002E		2003E
Mustang Operating Results	$106.2		$103.9		$117.1		$(8.0)		$7.1		$20.3		$(0.80)		$(0.03)		$0.72

Applicable Multiples
Mean	0.8	x	0.9	x	0.8	x	5.5	x	6.3	x	4.9	x	12.6	x	17.3	x	11.8	x
Median	0.9	x	0.9	x	0.8	x	4.4	x	6.1	x	3.6	x	8.0	x	15.2	x	7.2	x

Corresponding Enterprise Values
Mean	$87.3		$92.6		$89.7		NM		$44.3		$98.7		NM		NM		$95.4
Median	93.6		96.3		99.4		NM		43.1		72.3		NM		NM		$48.0

Corresponding Equity Values
Mean	$108.5		$113.7		$110.8		NM		$65.4		$119.8		NM		NM		$116.5
Median	114.7		117.4		120.5		NM		64.2		93.4		NM		NM		$69.1

Corresponding Equity Values per Share
Mean	$7.97		$8.35		$8.14		NM		$4.91		$8.78		NM		NM		$8.54
Median	$8.42		$8.61		$8.83		NM		$4.82		$6.90		NM		NM		$5.17

Confidential – Preliminary Draft as of January 29, 2003

COMPARABLE TRANSACTION ANALYSIS

Confidential – Preliminary Draft as of January 29, 2003

COMPARABLE TRANSACTION ANALYSIS

Overview

•                  The Comparable Transaction Analysis utilizes multiples derived from comparable acquisitions to develop a value for Mustang

•                  We used the following criteria to identify comparable transactions:

•                  Brand awareness of target companies

•                  Companies engaging in manufacturing, marketing and selling proprietary, often copyrighted material

•                  Comparable acquisition targets include:

•                  Book publishers

•                  Video game developers

•                  Music publishers

Confidential – Preliminary Draft as of January 29, 2003

COMPARABLE TRANSACTION ANALYSIS

Comparable Transaction Valuation

($ in Millions)

	Target / Acquiror		Transaction		Transaction Value / LTM
Date		Transaction Description	Value		Revenues		EBITDA		Net Income
Book Publishers
2/11/00	Taylor Publishing (Insilco Holding Co.)	Publishing business unit	$93.5		0.8	x (1)	5.9	x (1)	13.6	x (1)
	TP Acquisition Corp. (Castle Harlan Partners III, L.P.)
6/27/00	ComputerPREP, Inc. Prosoftraining.com	Computer training manuals and systems publisher	$30.1		2.0	x	NM		NM
9/22/00	Dover Publications, Inc. Courier Corporation	Special-interests books publisher	$39.0		1.2	x	6.1	x	9.3	x
8/15/01	Golden Books Family Entertainment, Inc.	Children’s books publisher	$154.4		1.1	x	NM		NM
	Random House, Inc. and Classic Media, Inc.
8/12/01	Hungry Minds, Inc. John Wiley & Sons, Inc.	Computer, business, and self-help books publisher	$171.6		0.8	x	15.6	x	NM
4/8/02	Klutz (Corus Entertainment Inc.)	Children’s books publisher	$42.8	(2)	1.1	x	NA		NA
	Scholastic Corporation

Video Game Developers
12/21/01	Rainbow Multimedia Group, Inc.	Manufacturer of computer game content	$45.4		4.3	x	NM		27.2	x
	THQ Inc.
4/30/02	Shiny Entertainment, Inc. Infogrames, Inc.	Developer of computer software games	$49.9		8.6	x	NM		NM

Music Publishers
1/4/02	Word Entertainment (Gaylord Entertainment Co.)	Contemporary Christian music publishing business	$84.1		0.7	x	NA		NA
	WMGA LLC (Warner Music Group Inc.)
8/27/02	Acuff-Rose (Gaylord Entertainment Co.)	Music publishing catalog business unit	$157.0		10.3	x (1)	NA		NA
	Sony/ATV Music Publishing

Other
2/11/99	Fleer/Skybox International (Marvel Enterprises)	Sports and entertainment trading card business unit	$26.0	(3)	0.4	x	NM		NM
	Golden Cycle, LLC

Mean					2.8	x	9.2	x	16.7	x
Median					1.1	x	6.1	x	13.6	x

(1)          Multiple based on annualized data of relevant available public information of target company.

(2)          Additional payments of $31.3 million possible in 2004 and 2005 based upon certain revenue thresholds for Klutz.

(3)          Assumes liabilities assumed by acquiror to be immaterial.

Confidential – Preliminary Draft as of January 29, 2003

COMPARABLE TRANSACTION ANALYSIS

Comparable Transaction Valuation

($ in Millions, except per share data)

	Revenue		EBITDA		Price/EPS
	2002E		2002E		2002E
Mustang Operating Results	$103.9		$7.1		$(0.03)

Applicable Multiples
Mean	2.8	x	9.2	x	16.7	x
Median	1.1	x	6.1	x	13.6	x

Corresponding Enterprise Values
Mean	$294.9		$65.0		NM
Median	116.4		43.0		NM

Corresponding Equity Values
Mean	$316.0		$86.2		NM
Median	137.5		64.2		NM

Corresponding Equity Values per Share
Mean	$22.17		$6.38		NM
Median	$10.03		$4.81		NM